EXHIBIT 10.8

     AGREEMENT ON TRANSFER OF SHARES OF HENAN ZHONGPIN FOOD SHARE CO., LTD. DATED MAY 23, 2005 BETWEEN ZHU XIAN FU AND HENAN ZHONGPIN FOOD CO., LTD.

             Zhu Xianfu transfers to Henan Zhongpin Food Co., Ltd. 9,692,451 shares of the common stock of Henan Zhongpin Food Share Co., Ltd. ("the Operating Company"), par value RMB 1.00, representing approximately 64.44% of the Operating Company's issued and outstanding shares. Upon completion of the stock transfer, Zhu Xianfu shall still hold 1,076,939 shares of the Operating Company's common stock, representing approximately 7.16% of the Operating Company's issued and outstanding shares.